UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Offshore Logistics, Inc.

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OFFSHORE LOGISTICS, INC.

POST OFFICE BOX 5-C

LAFAYETTE, LOUISIANA 70505

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Offshore Logistics, Inc. (the “Company”) will be held at the Four Seasons Hotel, Houston, Texas on Thursday, September 9, 2004, at 10:00 a.m. for the following purposes:

1. To elect directors to serve until the next Annual Meeting of the Stockholders and until their successors are chosen and have qualified.

2. To vote on a proposal to approve the Offshore Logistics, Inc. 2004 Stock Incentive Plan (the “2004 Plan”).

3. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on July 12, 2004, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

STOCKHOLDERS WHO DO NOT ELECT TO ATTEND IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

H. Eddy Dupuis
Secretary

Lafayette, Louisiana

July 13, 2004

I. GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors of Offshore Logistics, Inc. (“the Company” or “we” or “us”) is soliciting proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, September 9, 2004, and at any adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. We are mailing this proxy statement and the enclosed proxy card to stockholders on approximately July 29, 2004. All proxies in the enclosed form that are properly executed and returned to us prior to the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, as specified by the stockholders in the proxy or, if not specified, as set forth in this proxy statement.

What will the stockholders vote on at the Annual Meeting?

The stockholders will vote on the following:

•	election of directors

•	approval of the 2004 Plan

Who are the new directors proposed for election at this year’s Annual Meeting?

William E. Chiles and Thomas C. Knudson are being proposed by the Board for the first time for election by the stockholders as directors.

Mr. Chiles has been selected by the Board to succeed George M. Small as President, Chief Executive Officer, and a director of the Company. Mr. Small is retiring from those positions on July 15, 2004, and is not standing for reelection to the Board. Mr. Chiles has been elected a director by the Board, effective July 15, 2004, to fill the vacancy on the Board created by Mr. Small’s retirement.

Mr. Knudson has been selected by the Board to succeed Howard Wolf as a director of the Company. Mr. Wolf resigned as a director effective April 1, 2004; and effective June 2, 2004, Mr. Knudson was elected a director by the Board to fill the vacancy on the Board created by Mr. Wolf’s resignation.

Will there be any other items of business on the agenda?

We do not expect that any other items of business will be considered because the deadlines for stockholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders as of the close of business on July 12, 2004 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date. As of July 12, 2004, we had 22,825,254 shares of common stock outstanding.

How many votes are required for the approval of each item?

The nominees for director receiving a plurality of the votes cast will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.

Provided that more than 50% in interest of all securities entitled to vote on the proposal cast a vote, the approval of the 2004 Plan will be ratified if the votes cast for the proposal exceed the votes cast against the proposal. Absentions and broker nonvotes (as defined below) will not count either for or against the proposal.

What are “Broker Nonvotes”?

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For some proposals, such as election of directors, the broker may vote your shares at its discretion. But for other proposals, including approval of the 2004 Plan, the broker may not vote your shares at all. When that happens, it is called a “broker nonvote.” Broker nonvotes are counted in determining the presence of a quorum at the Annual Meeting, but they are not counted for purposes of calculating the votes on particular matters considered at the Annual Meeting.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by marking your enclosed proxy card to reflect your vote, signing and dating each proxy card you receive and return each proxy card in the enclosed self-addressed envelope. The shares represented by your proxy will be voted according to the instructions you give on your proxy card. In addition, you may vote your shares by telephone or via the Internet by following the instructions provided on the enclosed proxy card.

You have the right to revoke your proxy at any time before the meeting by notifying our Secretary in writing or by delivering a later-dated proxy. If you are a stockholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I submit a stockholder proposal or nominate a director for the 2005 Annual Meeting?

If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by March 31, 2005. Proposals should be addressed to our Secretary, Post Office Box 5-C, Lafayette, Louisiana 70505. In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the Annual Meeting must also give us written notice on or after June 12, 2005 but not later than July 12, 2005. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available to stockholders free of charge upon request to our Secretary.

II. CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s policies on a number of governance issues. A copy of our Corporate Governance Guidelines is posted on our website, www.olog.com, under the “Investor Relations” caption and is available free of charge on request to the Company’s Secretary at Post Office Box 5-C, Lafayette, Louisiana 70505.

Director Independence

Our Corporate Governance Guidelines require that a majority of the Board consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. The Board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE) and other facts and circumstances the Board considers relevant.

To assist it in determining the independence of our directors, the Board has adopted certain categorical standards, which are consistent with the standards set forth in the NYSE listing standards. Our categorical standards are attached as Appendix A to this proxy statement.

The Board has reviewed business and charitable relationships between the Company and each director to determine compliance with the categorical standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, our Board has determined that Messrs. Cannon, Johnson, Jungels, Knudson, Tamblyn and Waldrup are independent.

Term of Office; Mandatory Retirement

All of our directors stand for election at each annual meeting.

Under our Corporate Governance Guidelines,

•	directors will resign from the Board effective at the annual meeting of stockholders following their seventy-second birthday, unless two-thirds of the members of the Board (with no independent director dissenting) determine otherwise;

•	employee directors will resign from the Board when they retire, resign or otherwise cease to be employed by the Company; and

•	a non-employee director who retires or changes his or her principal job responsibilities will offer to resign from the Board. The Nominating Committee of the Board will assess the situation and recommend to the full Board whether to accept the resignation.

Executive Sessions

The Company’s Corporate Governance Guidelines provide that, at least twice a year, at regularly scheduled meetings, the Company’s non-management directors shall meet in executive session without any management participation. In addition, if any of the non-management directors are not independent under applicable rules, the NYSE Rules require that the independent directors meet separately at least once a year. Normally, the Chairman of the Board will preside at executive sessions, but, if the roles of Chairman and Chief Executive Officer are combined, the non-management directors will select another Lead Director (Lead Director) to preside at such sessions. If an additional meeting of independent non-management directors is necessary, and the Chairman of the Board is not independent, then one of the independent non-management directors will be selected as Lead Director to preside at that meeting. In either case, the Lead Director of any such meeting will be, in rotation, the then-Chairman of one of the committees of the Board of Directors required to be composed solely of independent directors, in the following order: Audit, Compensation, Corporate Governance, and Nominating Committees.

Stockholders and other interested parties who wish to communicate with the Lead Director of executive sessions or with the non-management directors as a group should send their correspondence to: Lead Director or Offshore Logistics, Inc. Non-Management Directors, as the case may be, c/o Corporate Secretary, Post Office Box 5-C, Lafayette, Louisiana 70505. Communications so addressed and clearly marked as “Stockholder Communications” will be forwarded by the Corporate Secretary unopened to, as the case may be, the Chairman of the Board or the then-serving Lead Director (being the independent director scheduled to preside at the next meeting of the non-management or independent directors).

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct for directors and employees (the “Code”). Our Code applies to all directors and employees, including the chief executive officer, the chief financial officer, and all senior financial officers. Our Code covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code is posted on our website under the “Investor Relations” caption and is available free of charge on request to the Company’s Secretary at Post Office Box 5-C, Lafayette, Louisiana 70505.

The Corporate Governance Committee will review any issues under the Code involving an executive officer or director and will report its findings to the full Board. The Board does not envision that any waivers of the Code will be granted, but, should a waiver be granted for an executive officer or director, it will also be promptly disclosed on our website.

Director Selection

The Board has adopted criteria for the selection of directors that describe the qualifications the Nominating Committee looks for in director candidates. The current criteria are included in the Corporate Governance Guidelines, which are posted on our website.

The Nominating Committee proposes nominees for director and acts pursuant to its charter, which is posted on our website under the “Investor Relations” caption and is available free of charge on request to the Company’s Secretary at Post Office Box 5-C, Lafayette, Louisiana 70505. It is the policy of the Nominating Committee to consider director candidates recommended by its employees, directors, stockholders, and others, including search firms.

Mr. Knudson, who was elected by the Board of Directors in June 2004 to fill the seat vacated by Mr. Wolf, was identified by the Chairman of the Board as a potential nominee to our Board. Mr. Chiles, who has been elected by the Board to fill the seat being vacated by Mr. Small on July 15, 2004, was identified as a potential nominee to our Board by the special Search Committee of the Board established to locate a successor to Mr. Small upon his retirement as President, Chief Executive Officer, and a director of the Company. The special Search Committee was comprised of Messrs. Jones, Jungels and Waldrup. The special Search Committee was assisted by Preng & Associates, a third party search firm engaged to assist in the identification of candidates to succeed Mr. Small. The Nominating Committee recommended both Mr. Knudson and Mr. Chiles for election by the stockholders to the Board of Directors.

The Nominating Committee has sole authority to retain and terminate any search firm used to identify candidates for director and has sole authority to approve the search firm’s fees and other retention terms.

If a stockholder wishes to recommend a director for nomination, he or she should follow the procedures set forth below for nominations to be made directly by a stockholder. In addition, the stockholder should provide such other information as such stockholder may deem relevant to the Nominating Committee’s evaluation. All recommendations, regardless of the source of identification, are evaluated on the same basis as candidates recommended by our directors, chief executive officer, other executive officers, third party search firms or other sources.

Our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting regardless of whether such nominee is submitted to and evaluated by the Nominating Committee. To nominate a director using this process, the stockholder must follow procedures set forth in our bylaws. Those procedures require a stockholder to notify our Secretary of a proposed nominee not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice to the Secretary must include the following:

•	The nominee’s name, age and business and residence addresses;

•	The nominee’s principal occupation or employment;

•	The class and number of our shares, if any, owned by the nominee;

•	The name and address of the stockholder as they appear on our books;

•	The class and number of our shares owned by the stockholder as of the record date for the annual meeting (if this date has been announced) and as of the date of the notice;

•	A representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•	A description of all arrangements or understandings between the stockholder and the nominee; and

•	Any other information regarding the nominee or stockholder that would be required to be included in a proxy statement relating to the election of directors.

Director Compensation

During the fiscal year ended March 31, 2004, each non-employee member of the Board of Directors received $5,500 per quarter. Non-employee directors also received $1,100 for each meeting attended, including committee meetings. Each committee chairman received $2,500 (in lieu of the $1,100 per meeting fee) for each committee meeting chaired. Pursuant to the 2003 Nonqualified Stock Option Plan for Non-employee Directors, on September 15, 2003 each Non-employee Director (as defined in the plan) received options to purchase 5,000 shares of the Company’s common stock, at an exercise price equal to its then fair market value.

The 2003 Nonqualified Stock Option Plan for Non-employee Directors (the “2003 Plan”) provides for the granting to directors who are not employees of the Company (the “Non-employee Directors”) of nonqualified options to purchase Common Stock. The 2003 Plan is administered by the Board of Directors. A total of 250,000 shares of Common Stock have been reserved at March 31, 2004 for issuance upon the exercise of options under the 2003 Plan, subject to adjustment in the event of stock splits, stock dividends and similar changes in the Company’s capital stock.

As of the date of the Company’s Annual Meeting of Stockholders in each year that the 2003 Plan is in effect beginning with the Annual Meeting held on September 15, 2003, each Non-employee Director who is elected or re-elected, or otherwise continues as a director of the Company following such Annual Meeting, will be granted an option to purchase 5,000 shares of Common Stock. However, no such options shall be granted to any Non-employee Director who during the preceding 12 months missed 50% or more of the meetings of the Board of Directors and committees on which he served.

The option price per share for each option granted under the 2003 Plan is the fair market value of the Common Stock on the date of grant. Under the 2003 Plan, options are not exercisable until six months after the date of the grant. The 2003 Plan terminates on, and no options shall be issued after, the date of the Annual Meeting of stockholders in 2012 and any options outstanding on that date will remain outstanding until they have either expired or been exercised.

Effective October 1, 2001, Mr. Jones ceased receiving quarterly and per meeting director fees. Instead, his director’s fees are set at $12,000 per month. On February 11, 2002, he received options to purchase 50,000 shares of the Company common stock at an exercise price equal to the fair market value on the date of grant with an expiration date of February 11, 2012, and subsequently elected to forego the September 16, 2002 annual grant under the 1991 Nonqualified Stock Option Plan for Non-employee Directors (the “1991 Plan”).

Effective September 9, 2004, we will increase the amounts we compensate our non-employee directors for their services. Each non-employee member of the Board of Directors (other than Mr. Jones) will receive $7,500 per quarter and $1,500 for each meeting attended, including committee meetings. The Audit Committee chairman will receive $5,000 for each committee meeting chaired. Each other committee chairman (other than Mr. Jones) will receive $2,500 (in lieu of the $1,500 per meeting fee) for each committee meeting chaired.

Director Attendance

The Board of Directors held five meetings during the past fiscal year. During this period, no incumbent director other than Peter N. Buckley attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served during the period in which he was a director.

It is our policy that each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent attendance. We facilitate director attendance at the annual meetings of stockholders by scheduling such meetings in conjunction with regular meetings of directors. All of our directors attended last year’s annual meeting.

Communication with Directors

The Board of Directors maintains a process for stockholders and interested parties to communicate directly with the Board. Stockholders and other interested parties may write to the Board, as more fully described in our Company Policy for Communications with the Board of Directors posted on our website under the caption “Investor Relations”.

III. ELECTION OF DIRECTORS

For fiscal year 2004, the Board of Directors has fixed the number of directors at ten. The term of office of all of our present directors will expire on the day of the 2004 Annual Meeting upon the election of their successors. The directors elected at the 2004 Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death or resignation.

Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the election of the nominees hereinafter named. Directors having beneficial ownership derived from presently existing voting power, as of July 12, 2004, of approximately 6.7% of our Common Stock have indicated that they intend to vote for the election of all nominees. If any nominee withdraws or for any reason is unable to serve as a director, the persons named in the accompanying proxy either will vote for such other person as the Board may nominate or, if the Board does not so nominate such other person, will not vote for anyone to replace the nominee. Our management knows of no reason that would cause any nominee to be unable to serve as a director or to refuse to accept nomination or election.

Information Concerning Nominees

Our present Board of Directors proposes for election the following ten nominees for director. Each of the nominees named below is currently one of our directors except for Mr. Chiles, who will become a director on July 15, 2004. Mr. Knudson and Mr. Chiles are standing for election by our stockholders for the first time.

PETER N. BUCKLEY (1), age 61, and a resident of London, England, currently serves as the Chairman of Caledonia Investments plc (a British investment trust company). Mr. Buckley joined our Board in 1997 in connection with our investment in Bristow Aviation Holdings Limited. He also serves as a director of Kerzner International, Ltd., whose shares trade on the New York Stock Exchange, and as a director of Close Brothers Group plc. He has served as a member of our Executive Committee since 2000.

STEPHEN J. CANNON, age 50, and a resident of Southlake, Texas. Mr. Cannon joined our Board in 2002. He is currently the President of DynCorp. International LLC, a CSC Company, a technology company with annual revenues in excess of $600,000,000. From 1997 to 2000 he was Senior Vice President of DynCorp. Mr. Cannon has worked at DynCorp for 20 years and served in a variety of other capacities, including General Manager of its technical service subsidiary and Vice President of its aerospace technology subsidiary. He has served as a member of our Audit Committee since 2002.

JONATHAN H. CARTWRIGHT (1), age 50, and a resident of London, England, where he is the Finance Director of Caledonia Investments plc. He, too, joined our board in 1997 in conjunction with our investment in Bristow Aviation Holdings Limited. He has served as a member of our Audit Committee since 1997 and our Nominating Committee since 2002.

WILLIAM E. CHILES, age 55, and a resident of Houston, Texas, will become the President and Chief Executive Officer of our Company effective July 15, 2004. Prior to his employment by the Company, Mr. Chiles was employed by Grey Wolf, Inc., an onshore oil and gas drilling company traded on the American Stock

(1)	Peter N. Buckley and Jonathan H. Cartwright, directors and executive officers of Caledonia Industrial & Services Limited (“CIS”), were designated by CIS and elected to our Board of Directors in February 1997 pursuant to a Master Agreement dated December 12, 1996 among the Company, CIS and certain other persons in connection with our acquisition of 49% and other substantial interests in Bristow Aviation Holdings Limited. The Master Agreement provides that so long as CIS owns (1) at least 1,000,000 shares of Common Stock of the Company or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, CIS will have the right to designate two persons for nomination of our Board of Directors and to replace any directors so nominated. On December 4, 2002, CIS transferred its rights and obligations under the Master Agreement to Caledonia Investments plc. For a further discussion of this transfer, see “Other Matters”.

Exchange, from March 2003 until June 21, 2004 as Executive Vice President and Chief Operating Officer. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated, an offshore oil and gas drilling company listed on the New York Stock Exchange, from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore, Inc. Mr. Chiles serves as a director of Basic Energy Services, L.P., a contractor for land based oil and gas services.

DAVID M. JOHNSON, age 66, and a resident of Houston, Texas. Mr. Johnson joined our Board in 1983. He is currently a private investor. He previously served as President and Chairman of the Board of Q Services, an oilfield service company with annual revenues over $200,000,000. Mr. Johnson also serves on the boards of Champion Technologies and Permian Mud Service, Inc., both private companies with annual revenues in excess of $600,000,000. He currently serves on our Compensation Committee, Corporate Governance Committee and Nominating Committee.

KENNETH M. JONES, age 70, and a resident of Flat Rock, North Carolina. Mr. Jones was a founding director of Offshore Logistics, Inc. and served as President and Chief Operating Officer from 1969 until 1984. During this period he was a director of the Helicopter Association International and the American Helicopter Society. He retired from our Company in 1984 to manage an oil royalty investment trust, but he has served continuously as a director since 1969 to the present. In October 2001, Mr. Jones was elected as Chairman of the Board of our Company and is currently serving in that capacity. In addition, Mr. Jones serves on our Executive Committee.

PIERRE H. JUNGELS, CBE, age 60, and a resident of Enborne, England. Dr. Jungels joined our Board in 2002. He served as President of the Institute of Petroleum until December 2003. From 1996 through 2001 he served as a director and Chief Executive Officer of Enterprise Oil plc, one of the largest independent European oil companies at the time. In 1996, Dr. Jungels served as the managing director of exploration and production at British Gas plc. From 1975 through 1995 he served in a variety of capacities at Petrofina S.A. and its predecessors, including serving as a director of FINA, Inc., as Managing Director and Chief Executive Officer of FINA, plc (U.K.) and Chief Executive Officer of FINA Angola. Mr. Jungels is also a director of Woodside Petroleum Ltd., a director and Chairman of the Board of OHM Offshore Hydrocarbon Mapping Plc, and a director of Imperial Tobacco Group plc, where he serves on the Audit and Compensation Committees. He has served on our Compensation Committee since 2002 and also serves on our Corporate Governance Committee.

THOMAS C. KNUDSON, age 58, and a resident of Houston, Texas. Mr. Knudson joined our Board in June of this year. Following seven years of active duty as a U.S. Naval aviator and an aerospace engineer, he joined Conoco in 1995. His diverse corporate career included engineering, operations, business development and commercial assignments across a broad spectrum of Conoco Phillips businesses, including service as the Chairman of Conoco Europe Exploration and Production. He retired from ConocoPhillips on January 1, 2004 as Senior Vice President, Human Resources, Government Affairs and Communications.

KEN C. TAMBLYN, age 61, and a resident of Folsom, Louisiana. Mr. Tamblyn joined our Board in 2002. He spent the first 20 years of his business career as a certified public accountant with Peat Marwick, a predecessor of KPMG. In 1986 he joined Tidewater, Inc. as Executive Vice President and Chief Financial Officer. He served in that capacity until his retirement in August 2000. Mr. Tamblyn currently serves as a director of Gulf Island Fabrication, Inc. where he serves on the Audit Committee. Mr. Tamblyn has served on our Audit Committee since 2002 and also serves on our Corporate Governance Committee.

ROBERT W. WALDRUP, age 59, and a resident of Kingwood, Texas. Mr. Waldrup joined our Board in 2001. He is one of the founders of Newfield Exploration Company where he served as the Vice President of Operations and as a director from 1992 until his retirement in 2001. Mr. Waldrup currently serves as the director of two privately held companies, Fiber Dynamics, Inc., a manufacturer of fiber optic sensors, and Marine Spill Response Corporation, which provides environmental clean up services and on whose Compensation Committee he serves. He has served on our Compensation Committee since 2001 and on our Nominating Committee since 2002.

IV. COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has the following committees, the membership of which as of July 12, 2004, was as set forth below:

Name of Committee and Members	Function of Committee (2)	Number of Meetings in Fiscal 2004
EXECUTIVE Peter N. Buckley Kenneth M. Jones George M. Small	Acts in accordance with committee charter.	0

AUDIT (1) Stephen J. Cannon Jonathan H. Cartwright Ken C. Tamblyn	Acts in accordance with committee charter.	5

COMPENSATION (1) David M. Johnson Pierre H. Jungels, CBE Robert W. Waldrup	Acts in accordance with committee charter.	4

CORPORATE GOVERNANCE (1) David M. Johnson Pierre H. Jungels, CBE Ken C. Tamblyn	Acts in accordance with committee charter.	1

NOMINATING (1) Jonathan H. Cartwright David M. Johnson Robert W. Waldrup	Acts in accordance with committee charter.	2

FN (1)	As of July 12, 2004, all members of the Audit, Compensation, Corporate Governance, and Nominating Committees were independent as defined in the then applicable NYSE rules.
FN (2)	The charters of our Executive, Audit, Compensation, Corporate Governance, and Nominating Committees are posted on our website under the “Investor Relations” caption and are available free of charge on request to our Secretary at Post Office Box 5-C, Lafayette, Louisiana 70505.

V. SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holdings of Principal Stockholders

The following table shows as of July 12, 2004, certain information with respect to beneficial ownership of our Common Stock by any person known by us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Amount Beneficially Owned		Title of Class	Percent of Class (1)

Caledonia Investments plc Cayzer House, 30 Buckingham Gate London, England SW1 E6NN	1,300,000	(2)	Common	5.7%

Neuberger Berman, Inc. 605 Third Avenue New York, NY 10158-3698	1,603,906	(3)	Common	7.0%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,579,986	(4)	Common	6.9%

Franklin Resources, Inc. One Parker Plaza, 9th Floor Fort Lee, NJ 07024	1,192,286	(5)	Common	5.2%

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,671,756	(6)	Common	11.7%

(1)	Percentage of the Common Stock of the Company outstanding as of July 12, 2004.
(2)	According to a Schedule 13D/A filed on July 29, 2003 by (i) Caledonia Investments plc (“Caledonia”) as the direct beneficial owner of 1,300,000 of such shares of Common Stock; and (ii) The Cayzer Trust Company Limited (“Cayzer Trust”) as an indirect beneficial owner given its direct holdings of the securities of Caledonia. Caledonia and Cayzer Trust have shared voting and dispositive power over the 1,300,000 shares of Common Stock.
(3)	According to a Schedule 13G/A filed on February 9, 2004 with the Securities and Exchange Commission, Neuberger Berman, Inc. has sole voting power with respect to 198,892 of such shares of Common Stock shared voting power with respect to 998,940 shares of Common Stock, shared dispositive power with respect to 1,603,906 of such shares of Common Stock, and beneficially owns 1,603,906 of such shares of Common Stock.
(4)	According to a Schedule 13G/A filed on February 6, 2004 with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. has sole voting and dispositive power with respect to and beneficially owns 1,579,986 of such shares of Common Stock.
(5)	According to a Schedule 13G filed on February 12, 2004 with the Securities and Exchange Commission, the securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries (the “Adviser Subsidiaries”) of Franklin Resources, Inc. (“FRI”). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Franklin Advisory Services, LLC, Fiduciary Trust Company International and Franklin Private Client Group, Inc. have sole voting and dispositive power with respect to and beneficially owns 1,189,200, 2,700 and 386, respectively, of such shares of Common Stock.

(6)	According to Schedule 13G/A filed on February 16, 2004 with the Securities and Exchange Commission, FMR Corp. has sole voting power with respect to 653,200 of such shares of Common Stock, sole dispositive power with respect to 2,671,756 of such shares of Common Stock, and beneficially owns 2,671,756 of such shares of Common Stock.

Holdings of Directors, Nominees and Executive Officers

The following table shows as of July 12, 2004, certain information with respect to beneficial ownership of our Common Stock by (i) each director or nominee, (ii) each of the executive officers named in the Summary Compensation Table on page 12 of this proxy statement, and (iii) all of our directors and executive officers as a group:

Name of Beneficial Owner	Amount Beneficially Owned (1)		Title of Class	Percent of Class (2)
Peter N. Buckley	1,317,000	(3)	Common	5.8%
Stephen J. Cannon	7,000		Common	*
Jonathan H. Cartwright	1,317,000	(3)	Common	5.8%
Keith Chanter	43,000		Common	*
William E. Chiles	0		Common	*
Bill Donaldson	21,333		Common	*
H. Eddy Dupuis	60,798		Common	*
David M. Johnson	45,000		Common	*
Kenneth M. Jones	77,600		Common	*
Pierre H. Jungels	7,000		Common	*
Thomas C. Knudson	0		Common	*
Drury A. Milke	80,456		Common	*
George M. Small	31,694		Common	*
Ken C. Tamblyn	8,000		Common	*
Robert W. Waldrup	24,000		Common	*
All Directors and Executive Officers as a Group (18 persons) (3) (4)	1,825,641		Common	8.0%

*	Less than 1%.
(1)	Based on information as of July 12, 2004, supplied by directors and executive officers. Unless otherwise indicated, all shares are held by the named individuals with sole voting and investment power. Stock ownership described in the table includes for each of the following directors or executive officers options to purchase within 60 days after July 12, 2004, the number of shares of Common Stock indicated after such director’s or executive officer’s name: Peter N. Buckley—17,000 shares; Stephen J. Cannon—7,000 shares; Jonathan H. Cartwright—17,000 shares; Keith Chanter—43,000 shares; Bill Donaldson—21,333 shares; H. Eddy Dupuis—59,000 shares; David M. Johnson—33,000 shares; Kenneth M. Jones—75,000 shares; Pierre H. Jungels—7,000 shares; Drury A. Milke—71,000 shares; George M. Small—24,333 shares; Ken C. Tamblyn—7,000 shares; and Robert W. Waldrup—9,000 shares and the following number of shares of Common Stock which were vested at June 30, 2004, under the Company’s Employee Savings and Retirement Plan (the “401(k) Plan”), based on the 401(k) Plan statement dated June 30, 2004: H. Eddy Dupuis—1,798 shares, Drury A. Milke—7,041 shares and George M. Small—522 shares. Shares held in the 40l(k) Plan are voted by the trustee.
(2)	Percentages of our Common Stock outstanding as of July 12, 2004.
(3)	Because of the relationship of Messrs. Buckley and Cartwright to Caledonia, Messrs. Buckley and Cartwright may be deemed indirect beneficial owners of our securities owned by Caledonia (see “Holdings of Principal Stockholders”). Pursuant to Rule 16a-1(a)(3), both Mr. Buckley and Mr. Cartwright are reporting indirect beneficial ownership of the entire amount of our securities owned by Caledonia. Messrs. Buckley and Cartwright disclaim beneficial ownership of the securities owned by Caledonia.
(4)	Including 472,000 shares, which may be acquired within 60 days of July 12, 2004 upon exercise of options.

VI. EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and non-cash compensation paid by us and our subsidiaries for services rendered during the last three fiscal years ended March 31, 2004 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as such on March 31, 2004:

Summary Compensation Table

Name & Principal Position	Fiscal Year Ended	Annual Compensation			Long-Term Compensation Awards (3)		All Other Compensation ($) (4)
		Salary($) (6)	Bonus ($) (1) (6)	Other Annual Compensation ($) (2)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs(#)
George M. Small (5)	2004	$290,000	$223,359	$0	$0	40,000	$83,684
President and	2003	$272,500	$123,063	$0	$0	33,000	$15,891
Chief Executive Officer	2002	$250,000	$125,000	$0	$0	25,000	$17,700

Drury A. Milke (5)	2004	$234,000	$126,662	$0	$0	24,000	$51,380
President, Air Logistics LLC	2003	$222,167	$100,688	$0	$0	24,000	$15,907
	2002	$195,833	$100,000	$0	$0	20,000	$17,748

Keith Chanter (5)	2004	$293,331	$312,236	$0	$0	24,000	$46,933
Managing Director,	2003	$257,211	$111,696	$0	$0	15,000	$41,154
Bristow Helicopters Ltd.	2002	$229,111	$113,363	$0	$0	15,000	$36,658

Bill Donaldson (5)	2004	$188,000	$104,938	$0	$0	24,000	$42,780
President, Grasso Production	2003	$178,000	$101,905	$0	$0	10,000	$7,097
Management, Inc.	2002	$171,200	$85,600	$0	$0	10,000	$6,983

H. Eddy Dupuis (5)	2004	$165,000	$94,622	$0	$0	24,000	$37,849
Vice President and	2003	$143,100	$81,925	$0	$0	18,000	$16,536
Chief Financial Officer	2002	$135,000	$67,500	$0	$0	15,000	$23,891

(1)	Cash bonuses are listed in the fiscal year earned but were paid partially or entirely in the following fiscal year. Under the terms of the 1994 Long-Term Management Incentive Plan (the “1994 Plan”), certain participants may elect to receive all or a portion of their awarded bonus in the form of restricted stock. These amounts (including the 20% additional awards in restricted stock provided as a deferral incentive) are reflected in the “Restricted Stock Award(s)” column, although the restricted stock awards were not made until the following year. The 2004 stated amount for Mr. Chanter includes £103,834 earned pursuant to his 1997 Agreement, as further described below under the caption “Employment, Severance and Change of Control Agreements”.
(2)	The stated amounts exclude perquisites and other personal benefits because the aggregate amounts paid to or for any executive officer as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for fiscal 2004, 2003 and 2002.
(3)	We awarded no restricted stock to these individuals for the 2004, 2003 and 2002 fiscal years. All options granted to the named executive officers in fiscal 2004, 2003 and 2002 were awarded pursuant to the 1994 Plan.
(4)

The stated amounts for Messrs. Small, Milke and Dupuis consist of our contributions made pursuant to our Employee Savings and Retirement Plan (the “401(k) Plan”), all of which are 100% vested, and the cost to us for premiums on Company-owned life insurance policies that we maintain for certain key employees. The stated amounts for Messrs. Small, Milke, Donaldson and Dupuis also include our contributions made pursuant to the Deferred Compensation Plan (defined below). During the fiscal year ended March 31, 2004, our expense for the life insurance premiums were $5,256; $5,375 and $5,259 for Messrs. Small, Milke and Dupuis, respectively, and our contributions to the 401(k) Plan were $12,000; $12,000 and $9,515 for Messrs. Small, Milke and Dupuis, respectively. The stated amount for Mr. Donaldson consists of our contributions made pursuant to the 401(k) Plan, all of which are 100% vested. The stated amount for Mr. Chanter consists of our contributions made pursuant to Bristow’s defined contribution retirement plan.

(5)	For additional information regarding the compensation of these individuals, see the section below entitled “Employment, Severance and Change-of-Control Arrangements”.
(6)	In January 2004, we instituted a new non-qualified deferred compensation plan for our senior executives (the “Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, participants can elect to defer a portion of their compensation for distribution at a later date. The 2004 Salary and Bonus columns include the following amounts deferred pursuant to the Deferred Compensation Plan, respectively: George M. Small—$-0- and $201,023, Drury A. Milke—$14,625 and $63,331, Keith Chanter—$-0- and $-0-, Bill Donaldson—$19,583 and $83,950, and H. Eddy Dupuis—$3,300 and $47,311. We have general contractual obligations to pay the deferred compensation upon the participants’ termination of employment for any reason, including but not limited to death, disability or retirement.

Option/SAR Grants in Last Fiscal Year

The following table shows, as to the named executive officers, information about option/SAR grants during the 2004 fiscal year:

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value (2)
George M. Small	40,000	13.1%	$21.15	8/11/2013	$376,161
Drury A. Milke	24,000	7.8%	$21.15	8/11/2013	$225,697
Keith Chanter	24,000	7.8%	$21.15	8/11/2013	$225,697
Bill Donaldson	24,000	7.8%	$21.15	8/11/2013	$225,697
H. Eddy Dupuis	24,000	7.8%	$21.15	8/11/2013	$225,697

(1)	These awards were made pursuant to the 1994 Plan, have a ten-year term, have an exercise price equal to the fair market value (as defined in the 1994 Plan) of the Common Stock on the grant date, and include the right of the Company to purchase all or any part of the shares of Common Stock issuable upon exercise of the options by paying to the optionee an amount, in cash or Common Stock, equal to the excess of the fair market value of our Common Stock on the effective date of such purchase over the exercise price per share. These options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Options granted under the 1994 Plan may be exercised for cash and may also be paid for by delivering to us unrestricted Common Stock already owned by the optionee or by our withholding shares otherwise issuable upon exercise of the options (or a combination thereof), as well as in such other manner as may be authorized by the committee administering the 1994 Plan (the “Committee”). Options under the 1994 Plan also grant the optionee the right, if the optionee makes payment of the exercise price by delivering shares of Common Stock held by the optionee, to purchase the number of shares of Common Stock delivered by the optionee in payment of the exercise price (a “Replacement Option”). Replacement Options are exercisable at a price equal to the fair market value of our Common Stock as of the date of the grant of the Replacement Option. The options granted under the 1994 Plan also provide for certain “cashout” rights following a Change In Control (as defined in the 1994 Plan). The options granted under the 1994 Plan also provide that, subject to certain conditions, the Committee may permit the optionee to pay all or a portion of any taxes due with respect to exercise of the options (a) by electing to have us withhold shares of Common Stock due to the optionee upon exercise of the option or (b) by delivering to us previously owned shares of Common Stock.
(2)	The present value for these options was estimated at the date of grant, using the Black-Scholes option-pricing model. The following assumptions were used to obtain the grant-date present value for the options granted August 11, 2003: expected volatility of 46.32%, risk-free interest rate of 3.26%, no dividend yields and an expected life of approximately 5 years, based on weighted average historical lives.

Aggregated Option/SAR Exercises in Last Fiscal Year

and

Fiscal Year End Option/SAR Values

The following table shows, as to the named executive officers, the aggregate option exercises during fiscal year 2004 and the values of unexercised options as of March 31, 2004:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY End		Value of Unexercised In-the-Money Options/SARs at FY End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George M. Small	—	$—	86,000	62,000	$432,000	$187,100
Drury A. Milke	—	$—	63,000	40,000	$314,750	$126,400
Keith Chanter	—	$—	35,000	34,000	$210,050	$96,100
Bill Donaldson	7,500	$25,298	25,833	30,667	$84,558	$79,267
H. Eddy Dupuis	—	$—	51,000	36,000	$380,525	$106,200

(1)	The dollar amounts shown in this column represent the aggregate excess of the market value of the shares underlying the unexercised in-the-money options as of March 31, 2004, over the aggregate exercise price of the options.

Employment, Severance and Change-of-Control Arrangements

We have entered into change of control agreements (the “Change of Control Agreements”) with certain of our executive officers. The Change of Control Agreements for each executive officer provide for continued employment for a three year period following a Change of Control, as defined (the “Employment Term”). Should the officer’s employment be terminated during the Employment Term for any reason other than death, disability or “Cause”, as defined, or should the officer terminate his employment for “Good Reason”, as defined, the officer will become entitled to certain benefits. The benefits include a lump sum payment equal to three times the sum of the officer’s Annual Base Salary, as defined, and Highest Annual Bonus, as defined. Also, the officer will be entitled to continued welfare benefits under various Company or Bristow, as applicable, plans and programs for a minimum of thirty-six months following the “Date of Termination”, as defined, as well as outplacement services and other benefits. In the event that any payments by the Company to or for the benefit of the officer (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (“Excise Tax”), then the officer will be entitled to an additional payment (“Gross-Up Payment”) in an amount such that, after payment by such officer of all taxes imposed on the Gross-Up Payment, the officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Change of Control Agreements also provide that no award granted under the 1994 Plan or pursuant to any other plan or arrangements maintained by the Company will be reduced as a result of being potentially non-deductible under Section 280G of the Internal Revenue Code.

Under the terms of the 1994 Plan, if a change in control (as defined in the 1994 Plan) occurs, all outstanding options and SARs held by the employee participant become immediately exercisable; the restrictions and deferral limitations (if any) applicable to any then outstanding shares of Restricted Stock, Deferred Stock or other stock based awards made pursuant to the 1994 Plan (if any) become free of all restrictions, fully vested and transferable to the full extent of the award. Also, under the 1994 Plan, for a sixty-day period following a change in control (as defined in the 1994 Plan), unless the Committee that administers the 1994 Plan determines otherwise at the time of the award the participant has the right to elect to surrender to the Company all or part of the stock options in exchange for a cash payment equal to the spread between the change in control price (as defined in the 1994 Plan) and the option exercise price.

Mr. Chanter entered into an employment agreement with Bristow Helicopter Group Limited on September 26, 1997 (the “1997 Agreement”). The 1997 Agreement terminates upon the earlier of six months notice by Mr. Chanter, 12 months notice by Bristow, or Mr. Chanter attaining 60 years of age. The 1997 Agreement contains confidentiality and non-competition covenants. The 1997 Agreement was amended by a letter agreement dated June 10, 1999 in conjunction with Mr. Chanter’s appointment as Chief Executive and Managing Director of Bristow. This letter agreement increased his salary to £150,000 per year, subject to annual review. The 1997 Agreement was further amended by a letter agreement dated December 22, 2003 in conjunction with the restructuring of our North Sea operations. The letter agreement established payments to be made to Mr. Chanter on the achievement of various objectives set out in the restructuring plan and upon his termination. The maximum amount payable to Mr. Chanter upon achievement of these objectives is £311,502, plus an estimated additional termination payment of £352,642. Mr. Chanter earned £103,834 during fiscal year 2004 for the achievement of the first of the objectives established in the restructuring plan during that period. In all other respects, the terms of the 1997 Agreement continue to govern the relationship between Mr. Chanter and Bristow.

Mr. Small entered into a Retirement Agreement with the Company dated as of April 26, 2004 (the “GMS Agreement”). Under the GMS Agreement, Mr. Small will assist in the transition to the new CEO for a period of 180 days beginning on the date the new CEO assumes office, which will be July 15, 2004. During this 180 day period, we will pay Mr. Small an annual rate equal to his 2004 base salary of $290,000 plus the average of his bonus for the last three fiscal years (the “Compensation Rate”). From the end of this 180 day transition period to November 20, 2009, we will pay Mr. Small an annual amount equal to 50% of the Compensation Rate. The GMS Agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions.

In connection with Mr. Chiles joining the Company, he and the Company entered into an Employment Agreement that became effective June 21, 2004. The agreement initially has a term of 3 years, and, upon each anniversary, this term will be automatically extended by successive one year periods unless either party thereto gives appropriate notice. Under the agreement, Mr. Chiles serves as President and Chief Executive Officer of the Company and reports to the Board of Directors. We will pay Mr. Chiles a base salary of $425,000 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. The Company will also credit an annual amount equal to 20% of Mr. Chiles’ annual salary and bonus to Mr. Chiles pursuant to the Deferred Compensation Plan. Upon signing the agreement, Mr. Chiles received options to purchase 75,000 shares of our Common Stock with an exercise price equal to the Common Stock’s closing price on the date of the grant. In addition, he received 25,000 Performance Accelerated Restricted Stock Units. We will provide Mr. Chiles a ten-year term life insurance policy in the amount of $3 million payable to his designated beneficiaries. If Mr. Chiles’ employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) , he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits. The agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions. Mr. Chiles and the Company also entered into a Change of Control Agreement substantially similar to those described above.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders(1)	1,112,000	$18.48	828,502
Equity Compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,112,000	$18.48	828,502

(1)	These figures include options outstanding under the 1991 Plan, the 1994 Plan and the 2003 Plan. The amounts for the 1991 Plan alone are: column (a) 96,000, column (b) $15.63, column (c) 27,500. The amounts for the 1994 Plan alone are: column (a) 971,000, column (b) $18.71, column (c) 596,002. The amounts for the 2003 Plan alone are: column (a) 45,000, column (b) $19.76, column (c) 205,000.

VII. COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Introduction

This Compensation Committee report summarizes the major responsibilities of the Committee, the compensation philosophy which underlies specific decisions regarding compensation, each component of the program, and the basis on which the compensation for the CEO, corporate officers, and subsidiary presidents, and other key employees was determined for the fiscal year ended March 31, 2004.

During the fiscal year ended March 31, 2004, each member of the Committee satisfied the independence requirements of the New York Stock Exchange. Each member of the Committee also met the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986 (as amended). The Committee was comprised of Mr. Robert Waldrup (Chairman), Mr. Pierre Jungels, and Mr. David Johnson.

The Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. These responsibilities are set forth in a separate Compensation Committee Charter, a copy of which is posted on our website under the “Investor Relations” caption. The Committee has overall responsibility for evaluating and approving director and officer compensation. The Committee develops and recommends executive compensation programs, policies and programs to the Board for approval.

The Committee met four times during fiscal year 2004. In fiscal year 2003, the committee undertook a comprehensive review and evaluation of the total compensation program for corporate officers, subsidiary presidents, and other key employees. This study, which was completed with the assistance of outside consultants retained by the Committee, evaluated the overall pay philosophy of the company, the market competitiveness of key employee and director compensation, the design and structure of the annual and longer-term incentive plans, and the Committee’s level of compliance with compensation and governance provisions of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and New York Stock Exchange proposed governance standards.

Annually the Committee evaluates the effectiveness of the overall program and compares the compensation levels of its executives and the performance of the Company to the compensation received by executives and the performance of similar oilfield services companies. The primary market comparisons include a peer company group of companies similar in size and industry segment, and the broad oilfield services industry, adjusted for size and job responsibilities. The peer group includes substantially all the companies used in the Relative Market Performance graph presented elsewhere in this Proxy Statement and is representative of the market in which the Company competes for executive talent. These data sources provide a consistent and stable market reference from year to year.

Compensation Philosophy

The overall mission of Offshore Logistics, Inc. is to enhance long-term stockholder value by being the best oilfield services company providing aviation transportation and related services. Specifically the Company strives to have:

•	the highest level of customer satisfaction

•	the highest emphasis on safety

•	profitable operations, and

•	growth within defined markets

The executive compensation program for executives is designed to support and reinforce the mission of the Company and lead to the consistent enhancement of stockholder value.

The program targets total compensation that is consistent with the market median when individual and organizational performance objectives are achieved and provides the opportunity to earn above average compensation when performance exceeds expectations. To achieve this objective the program has a significant “at-risk” component in the form of variable annual and long-term incentives. The program also seeks to balance “fixed” (salary and benefits) and “variable” (annual and long-term incentives).

Variable incentives, both annual and longer-term, are important components of the program and are used to align actual pay levels with performance results. Long-term incentives are designed to create a strong emphasis on enhancing total stockholder value over the longer-term and align the interests of management with those of stockholders through share ownership. Annual incentives reward participants based on corporate, business unit and individual results. When annual and long-term results are above average, total compensation will be above average.

Section 162(m) of the Internal Revenue Code of 1986 (as amended) currently imposes a $1 million dollar limitation on the deductibility of certain compensation paid to each of the Company’s five highest paid executives. Excluded from the limitation is compensation that is “performance based”. For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective performance standards. In general, the Company believes that the longer-term stock option awards offered to executives qualify for exclusion from the $1 million limitation. Compensation relating to annual incentive compensation will not qualify for exclusion given the discretion that is provided to the Committee under plan. Additionally, it is not likely that compensation of any of the Company’s executive officers will exceed the $1 million level during the next fiscal year. While the Committee will continue to take into account the potential application of Section 162(m), the Committee believes that the exercise of its discretion in the evaluation of the performance of Company management is an important and prudent part of its responsibilities.

Program Components

Base Salary

The base salary program targets the median of comparable industry competitors. The performance of each executive is reviewed annually. Salary adjustments are based on the individual’s experience and background, their individual performance during the year, the general movement of salaries in the marketplace, and the Company’s financial position. Due to these factors, an executive’s base salary may be above or below the market median at any point in time. The base salaries of the corporate officers and key executives are generally consistent with the market median.

Annual Incentive Compensation

The Committee administers the Executive Bonus Plan for key corporate and subsidiary officers. For fiscal year 2004, incentive awards were determined based on corporate, subsidiary and individual performance. Corporate and subsidiary performance measures were based on pre-determined financial performance goals to determine the incentive award for each factor. An individual award component was based on the performance evaluation or other individual objectives for each executive.

Long-Term Incentives

The goal of the Company’s long-term incentive program is to directly link a significant portion of the executive’s compensation to the enhancement of stockholder value over the longer-term.

The Company generally makes stock option awards on an annual basis, with corporate and subsidiary officers and key managers eligible for such awards. Option awards are made at fair market value, have a term of 10 years, and vest over three years.

In the future, the Company may combine options with performance restricted stock unit awards, which will further align stockholder and executive interests and tie the level of long-term incentive reward to the total return to stockholders.

Compensation of the Chief Executive Officer

George M. Small has served as Chief Executive Officer since May 2002. Previously he served as Chief Operating Officer and Chief Financial Officer and has been employed by Offshore Logistics, Inc. since 1977. In his capacity as CEO, Mr. Small has been responsible for working with the Board to develop and execute the Company’s strategic business plan and oversee day-to-day operations of the Company. Mr. Small’s performance has been evaluated annually by the Chairman of the Board and the Committee.

During fiscal year 2004, Mr. Small’s base salary was $290,000, and he had an annual incentive compensation opportunity of 150% of base salary. For the fiscal year ending March 31, 2004, Mr. Small received an incentive award of $223,359, which was approximately 77% of Mr. Small’s base salary for the year. Seventy percent of the potential award was based on performance results of the Company and thirty percent on the formal appraisal of his performance in leading the organization. During the fiscal year Mr. Small also received an award of 40,000 non-qualified stock options, whose option price was the “fair market value” on the date of grant. The annual incentive compensation and stock option awards provide a significant “at-risk” component to Mr. Small’s total compensation opportunity and creates a strong “pay-performance” linkage.

On April 28, 2004, Mr. Small announced his intention to retire and on June 21, 2004, the Company announced the selection of William E. Chiles as his successor.

Compensation Committee

Robert W. Waldrup, Chairman

David M. Johnson

Pierre H. Jungels, CBE

VIII. AUDIT COMMITTEE REPORT

The Audit Committee’s principal functions are to recommend to the Board of Directors each year the engagement of a firm of independent auditors, to review the Company’s accounting and internal control systems and principal accounting policies, to recommend to the Company’s Board of Directors, based on its discussions with the Company’s management and independent auditors, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K and to oversee the entire independent audit function. The Company believes that each of the three members of the Audit Committee satisfy the requirements of the then applicable rules of the SEC and the NYSE as to independence, financial literacy and experience. The Board of Directors has determined that at least one member, Ken C. Tamblyn, is an audit committee financial expert as defined by the SEC. The Board of Directors adopted a restated charter for the Audit Committee, a copy of which is posted on our website under the “Investor Relations” caption.

In connection with the Company’s consolidated financial statements for the fiscal year ended March 31, 2004, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statements on Auditing Standards No. 61; and

•	received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.

•	considered whether the provision of services by KPMG LLP not related to the audit of the Company’s consolidated financial statements and the review of the Company’s interim financial statements is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions with the Company’s management and independent auditors, as set forth above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as filed with the SEC.

Audit Committee

Jonathan H. Cartwright, Chairman

Stephen J. Cannon

Ken C. Tamblyn

IX. RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP (“KPMG”) conducted the examination of the Company’s financial statements for the fiscal year ended March 31, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During the Company’s two most recent fiscal years, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in the Items 304(a)(2)(i) and (ii) of Regulation S-K.

Set forth below are the fees paid by the Company to KPMG for the fiscal periods indicated.

	2004	2003
Audit Fees	$676,360	$435,000
Audit-Related Fees	40,340	32,518
Tax Fees	93,448	99,020
All Other Fees	- 0 -	- 0 -

Description of Non-Audit Services

Audit-Related Fees—comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees—comprise fees for tax compliance, tax advice and tax planning services rendered by the Company’s independent accountants.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by KPMG during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Our Audit Committee policy requires prior Audit Committee approval of all services performed by our independent accounting firm, regardless of the scope of such services. The Audit Committee has delegated this prior approval authority to its Chairman for all non-audit services undertaken in the ordinary course. Any services approved by the Audit Committee Chairman pursuant to this delegated authority must be reported to the full Audit Committee at its next regularly scheduled meeting.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

X. STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly cumulative return on the Company’s Common Stock to the NASDAQ Stock Market (U.S. Companies) Index, the Standard & Poor’s 500 Stock Index (“S&P 500”) and a peer group index of companies selected by the Company, over a five fiscal year period ending on March 31, 2004. The peer group companies are Oceaneering International, Inc.; Petroleum Helicopters, Inc.; Tidewater, Inc.; Rowan Companies, Inc.; McDermott International, Inc.; and GulfMark Offshore, Inc. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment in the Company’s Common Stock and each index to have been $100 at March 31, 1999.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG OFFSHORE LOGISTICS, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE S&P 500 INDEX AND A PEER GROUP

*$100 invested on 3/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Copyright© 2002. Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Offshore Logistics, Inc.

	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04

Offshore Logistics, Inc.	100.00	119.35	213.45	185.38	155.27	198.28
NASDAQ Stock Market (U.S.)	100.00	195.66	80.80	63.59	51.95	87.02
S&P 500	100.00	117.94	92.38	92.60	69.67	94.14
Peer Group	100.00	121.52	142.65	139.79	95.93	111.49

XI. OTHER MATTERS

On December 19, 1996, the Company acquired 49% of the common stock and other significant economic interest in Bristow Aviation Holdings Limited (“Bristow”), an English corporation, which holds all of the outstanding shares in Bristow Helicopter Group Limited (“BHGL”), pursuant to a Master Agreement dated December 12, 1996, among the Company, Caledonia Industrial & Services Limited (“CIS”), and certain other persons (the “Master Agreement”). As a result primarily of that transaction, CIS became the beneficial owners of 1,752,754 shares of our Common Stock (see “Security Ownership of Certain Beneficial Owners and Management”). The Master Agreement provides that so long as CIS owns (1) at least 1,000,000 shares of our Common Stock or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, CIS will have the right to designate two persons for nomination to our Board of Directors and to replace any directors so nominated. Pursuant to the Master Agreement, CIS designated Peter N. Buckley and Jonathan H. Cartwright for nomination to our Board of Directors, and they were duly elected in February 1997. Mr. Buckley is the Chairman of the Board of Directors and Mr. Cartwright is the Financial Director of Caledonia Investments, plc (“Caledonia”), which was then the holder of all the outstanding stock of CIS. On December 4, 2002, CIS: (i) sold Caledonia all its holdings of our Common Stock and our 6% Convertible Subordinated Notes (the “6% Notes”) and (ii) transferred to Caledonia all of its rights and obligations under the Master Agreement and related documents. On July 29, 2003, we redeemed the 6% Notes with a portion of the proceeds from our sale of $230.0 million principal amount of 6 1/8% Senior Notes due 2013. This reduced the amount of our Common Stock beneficially owned by Caledonia to 1,300,000 shares.

The 1996 transaction also included certain executory obligations of the parties that remain in effect between us and Caledonia and its affiliates, certain of which are described below. All such obligations were the result of arms’ length negotiations between the parties that were concluded before Messrs. Buckley and Cartwright were nominated or elected to our Board of Directors and are, in our view, fair and reasonable to the Company.

In connection with the Bristow transaction, we and Caledonia also entered into a Put/Call Agreement whereunder, upon giving specified prior notice, we have the right to buy all the Bristow shares held by Caledonia, who, in turn, has the right to sell such shares to us. Under the current United Kingdom law, we would be required, in order for Bristow to retain its operating license, to find a qualified European investor to own any Bristow shares we have a right or obligation to acquire pursuant to the Put/Call Agreement. Any put or call of the Bristow shares will be subject to the approval of the Civil Aviation Authority.

From December 19, 1996 until June 19, 2003, Caledonia was entitled to receive management fees from Bristow ranging from £500,000 to £900,000.

In connection with the Bristow transaction, we acquired £91.0 million (approximately $144.0 million) in principal amount of 13.5% subordinated unsecured loan stock (debt) of Bristow. Bristow had the right and elected to defer payment of interest on the loan stock until January 31, 2002. Any deferred interest also accrues interest at an annual rate of 13.5%. With our agreement, no interest payments have been made through March 31, 2004.

In January 1998, we loaned £50.0 million (approximately $84.0 million) to Bristow to refinance certain of its indebtedness. The loan matures on January 15, 2008 and bears interest at an annual rate of 8.335%. In December 2002, Bristow advanced to us $10.0 million under a demand note that bears interest at an annual rate of 8.335%. In March 2004, Bristow advanced to us $11.4 million under a demand note. This amount was repaid to Bristow in June 2004.

During fiscal 2002, 2003 and 2004, we leased approximately 23, 23 and 24 aircraft, respectively, to Bristow and received total lease payments of approximately $17.1 million, $18.0 million and $15.5 million, respectively. During fiscal 2002, 2003 and 2004, Bristow leased approximately six, six and five aircraft, respectively, to us and we paid total lease payments of $3.5 million, $4.6 million and $3.0 million, respectively.

The foregoing transactions with Bristow are eliminated for financial reporting purposes in consolidation.

In March 2004, the Company prepaid a portion of the put/call option price to Caledonia, representing the amount of guaranteed return since inception, amounting to $11.4 million. In consideration of this, the shareholders of Bristow agreed to reduce the guaranteed return factor used in calculating the put/call option price, effective April 1, 2004, from 12% per annum to LIBOR plus 3%. In May 2004, the Company acquired eight million shares of deferred stock, essentially a subordinated class of stock with no voting rights, from Bristow for £1 per share ($14.4 million in total). Bristow used these proceeds to redeem £8 million of its ordinary share capital at par value on a pro rata basis from all of its outstanding shareholders, including £3.9 million to the Company and £3.7 million to Caledonia.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and certain beneficial owners (collectively, “Section 16 Persons”) to file with the Securities and Exchange Commission and NYSE reports of beneficial ownership on Form 3 and reports of changes in ownership on Form 4 or 5. Copies of all such reports are required to be furnished to us. To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us for the fiscal year ended March 31, 2004, and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended March 31, 2004.

Items of Business To Be Acted Upon at the Meeting

Item 1. ELECTION OF DIRECTORS

The Board of Directors recommends that you vote for each of the following nominees:

•	Peter N. Buckley

•	Stephen J. Cannon

•	Jonathan H. Cartwright

•	William E. Chiles

•	David M. Johnson

•	Kenneth M. Jones

•	Pierre H. Jungels, CBE

•	Thomas C. Knudson

•	Ken C. Tamblyn

•	Robert W. Waldrup

Biographical information about these nominees can be found on pages 7 and 8 of this proxy statement.

Item 2. PROPOSAL TO APPROVE THE 2004 STOCK INCENTIVE PLAN

Summary of the Plan.

At the Annual Meeting, we will ask the stockholders to approve the Offshore Logistics, Inc. 2004 Stock Incentive Plan, (the “2004 Plan”). We believe that stock-based incentive plans need to be an integral part of a compensation program to provide officers and other key employees with incentives to endeavor to achieve financial results consistent with our long-range business plans and to encourage them to identify closely with stockholder interests. The 2004 Plan is designed to achieve these objectives and to provide a vehicle to attract and retain key employees who will be responsible for advancing our business.

Provided that 50% in interest of all securities entitled to vote on the proposal cast a vote, the 2004 Plan will be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions and broker nonvotes will not be counted as votes for or against the proposal.

The principal features of the 2004 Plan are summarized below. This summary is qualified by reference to the full text of the 2004 Plan that is annexed as Appendix B to this proxy statement.

General. Awards granted under the 2004 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination thereof within the limitations set forth in the 2004 Plan. The 2004 Plan provides that Awards may be made under the 2004 Plan for ten years.

Administration. Under the terms of the 2004 Plan, the 2004 Plan will be administered by the Compensation Plan Committee (the “Committee”) of the Board of Directors, or by such other committee or subcommittee as may be appointed by the Board of Directors. Until the Board appoints any other committee or subcommittee, the 2004 Plan will be administered by the Committee. Under the terms of the 2004 Plan, the Committee can make such rules and regulations and establish such procedures for the administration of the 2004 Plan as it deems appropriate.

Shares Available. The 2004 Plan provides that the aggregate number of shares of the Company’s Common Stock that may be subject to awards under the 2004 Plan cannot exceed 1,000,000 subject to adjustment in certain circumstances to prevent dilution. No more than 700,000 shares may be issued pursuant to awards other than stock options and stock appreciation rights. No participant may be granted options and stock appreciation rights in excess of 250,000 shares, or restricted stock or restricted stock units in excess of 100,000 shares, during any fiscal year. At the discretion of the Committee, our Common Stock delivered under the 2004 Plan may be authorized and unissued shares, or shares issued and held in the treasury of the Company. Shares underlying awards that are canceled, expired, forfeited or terminated shall again be available for the grant of additional awards within the limits provided by the 2004 Plan.

Eligibility. The 2004 Plan provides for awards to directors, officers, employees and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates. As of the date of this proxy statement, there were approximately 40 officers and employees eligible to participate in the 2004 Plan. The executive officers of the Company named in the Summary Compensation Table under the caption “Executive Compensation” herein, other than George M. Small, have been, and continue to be, among the officers eligible to receive awards under the 2004 Plan.

Stock Options. Subject to the terms and provisions of the 2004 Plan, options to purchase Common Stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2004 Plan, the Committee determines the number of options granted to each recipient. Each option grant shall be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain and such additional limitations, terms and conditions as the Committee may determine.

The Committee determines the exercise price for each option granted, provided that, in the case of a non-qualified stock option, the option exercise price may not be less than the par value of a share of the Company’s Common Stock and, in the case of an incentive stock option, the option exercise price may not be less than 100 percent of the fair market value of a share of the Company’s Common Stock. As of July 12, 2004, the fair market value (as that term is defined under the 2004 Plan) of the Company’s Common Stock was $28.59 per share.

All options granted under the 2004 Plan shall expire no later than ten years from the date of grant. Subject to the limitations set forth in the 2004 Plan, any option may be exercised by payment in cash, by surrendering shares of the Company’s Common Stock already owned by the employee, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver to the Company the amount of sale proceeds necessary to pay the purchase price or by requesting the Company to withhold from the shares issuable upon exercise of the option that number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price, or a combination of cash and such shares, in each case in the manner provided in the option agreement.

The 2004 Plan places limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of the death, disability or retirement. At the discretion of the Committee, the agreement evidencing the award of stock options may contain additional limitations upon the exercise of options under such circumstances or may provide certain limited rights to exercise such options under such circumstances. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of non-qualified stock options, as otherwise expressly permitted by the Committee. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares of Common Stock in the recipient’s name.

The Committee may provide either at the time of an option grant or thereafter that, if an employee exercises all or part of the option (an “Original Option”) by surrendering already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, the employee shall be granted another option (the “Replacement Option”), subject to the availability of shares of Common Stock under the 2004 Plan at the time of exercise. Each Replacement Option shall cover a number of shares of Common Stock no greater than the number of shares of Common Stock equal to the fair market value of the Common Stock on the date of grant of the Replacement Option, may not be exercised for 6 months from the date it is granted and shall expire on the expiration date of the Original Option.

Stock Appreciation Rights. The Committee in its discretion may grant stock appreciation rights under the 2004 Plan. A stock appreciation right entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of Common Stock that are the subject of such option or stock appreciation right over the aggregate exercise price for the underlying shares. The 2004 Plan places limitations on the exercise of stock appreciation rights under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement.

The Company may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of the Company’s Common Stock, cash or combination of stock and cash as the Committee may determine. Stock appreciation rights are not transferable except by will or the laws of descent and distribution and are transferable only in conjunction with a permitted transfer of the option (if any) to which the stock appreciation right relates and then and only then to the transferee of such option. Each stock appreciation right shall be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine.

In the case of a Change of Control of the Company (as defined in the 2004 Plan), options and stock appreciation rights granted pursuant to the 2004 Plan become fully exercisable. Upon a termination of employment for any reason other than Cause during the 24-month period following a Change in Control of the Company (as defined in the 2004 Plan), any option or stock appreciation right held by an employee that remains outstanding as of the date of termination may be exercised until the earlier of the remaining term of the option or stock appreciation right or the third anniversary of the Change in Control.

Restricted Stock. The 2004 Plan provides for the award of shares of Common Stock of the Company that are subject to certain restrictions (“Restricted Stock”) provided in the 2004 Plan and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of Restricted Stock the recipient will have rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid or made with respect to the Restricted Stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the Restricted Stock. Generally if the recipient’s employment is terminated for any reason during the restriction period, an employee’s Restricted Stock will be forfeited; provided however, that the Committee may waive such forfeiture in its discretion subject to the provisions of the 2004 Plan. In the case of a Change in Control of the Company (as defined in the 2004 Plan), an employee will receive the Restricted Stock free and clear of all restrictions. The Committee may provide for the lapse of the restrictions in installments and may accelerate or waive such restrictions based on performance of the recipient or the Company, the recipient’s period of service, or on other criteria as the Committee may determine. Non-compliance with any of the restrictions will result in a forfeiture of the Restricted Stock. When the conditions of the Restricted Stock award established by the Committee are satisfied, the Company will deliver at the end of the restriction period stock certificates representing the shares of Common Stock that are no longer subject to any restrictions, except those restrictions required by applicable securities laws.

Restricted Stock Units. The 2004 Plan authorizes the Committee to grant restricted stock units. Restricted stock units are not shares of Common Stock of the Company and do not entitle the recipients to the rights of a stockholder. Restricted stock units are performance rights that entitle a recipient, upon the attainment of certain performance measures, to a number of shares of the Common Stock of the Company or a cash payment based upon the fair market value of the Company’s Common Stock. Prior to the attainment of the performance goals, the recipient may not sell, transfer, pledge or otherwise encumber the restricted stock units. If the recipient’s employment is terminated for any reason prior to the attainment of the performance measures, an employee’s restricted stock units will be forfeited; provided, however, that the Committee may waive such forfeiture in its discretion subject to the provisions of the 2004 Plan. In the case of a Change in Control of the Company (as defined in the 2004 Plan), an employee’s restricted stock units shall be considered to be earned and payable in full.

Awards Under the 2004 Plan. Because it is within the discretion of the Committee to determine which officers and employees receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2004 Plan or the amount of the awards.

Amendment. The Board may alter, amend, suspend or terminate the 2004 Plan in whole or in part. No such amendment or termination may impair the rights of any holder of outstanding awards without his or her consent, except for amendments made to cause the 2004 Plan to comply with applicable law, stock exchange rules or accounting rules. The Committee may amend any awards, but no amendment shall impair the rights of any holder without his or her consent except for amendments made to cause the award to comply with applicable law, stock exchange rules or accounting rules. However, no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award, unless such action is approved by the Company’s stockholders. Subject to these provisions, the Board may amend the 2004 Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules without stockholder approval.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax aspects of awards made under the 2004 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant under the 2004 Plan.

Non-Qualified Stock Options. With respect to non-qualified stock options: (i) no income is recognized by the participant at the time the option is granted, (ii) generally, upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the share on the date of exercise; and (iii) at disposition, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated generally as capital gain or loss.

Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an incentive stock option (“ISO”) or upon the exercise of an ISO during the period of his employment with the Company or one of its subsidiaries, or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. An option exercised more than three months after an optionee’s termination of employment other than upon death cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares any amount realized in excess of the option price will be taxed as long-term capital gain.

If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the share) over the option price. Any further gain recorded by the participant on such disposition will be taxed as short-term, mid-term or long-term capital gain depending on the period that the shares were held by the participant.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of Stock Appreciation Rights (“SAR”). When an SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives Common Stock upon exercise of an SAR, rules similar to those described above under “Non-Qualified Stock Options” will apply with respect to the post-exercise appreciation.

Restricted Stock. A participant receiving stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Tax Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term, mid-term or short-term capital on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. If the participant has made an election under Section 83(b), however, the holding period will commence on the date of grant, and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions).

Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant.

Company Deduction. As general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount than an employee recognizes ordinary income from Awards under the 2004 Plan, to the extent such income is considered reasonable compensation under the Tax Code. Accordingly, no deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option, the Company is entitled to a deduction in an amount equal to the income recognized by the employee. The Company will not however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer who was employed by the Company at year-end, unless the compensation qualifies as “performance based” under Section 162(m) of the Tax Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Tax Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to excise tax.

Limit on Deductions. The Company’s deduction may be limited (and employees receiving awards may be subject to an excise tax) to the extent that benefits under the 2004 Plan become payable as a result of a Change in Control of the Company. Moreover, Section 162(m) of the Internal Revenue Code (the “Code”) limits of deductibility of certain compensation of the Chief Executive Officer and the next four most highly compensated officers of publicly-held corporations. Compensation paid to these officers during a year in excess of $1 million that is not performance-based would not be deductible on the Company’s income tax return for that year. The Board of Directors will evaluate from time to time the relative benefits to the Company of qualifying such grants for deductibility under Section 162(m) of the Code.

New Plan Benefits.

The number of options or other awards, if any, that an individual may receive under the 2004 Plan is at the discretion of the Committee and therefore cannot be determined in advance.

Approval.

We believe that stock-based incentive plans need to be an integral part of a compensation program to provide officers and other key employees with incentives to endeavor to achieve financial results consistent with our long-range business plans and to encourage them to identify closely with stockholder interests. Therefore, the Board of Directors believes that it is in our best interest and in the best interest of our stockholders to approve the 2004 Plan.

UNDER DELAWARE LAW AND THE RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK, PRESENT OR REPRESENTED AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THE PROPOSED 2004 PLAN. FOR THE 2004 PLAN TO BE APPROVED UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE: (i) MORE THAN 50% IN INTEREST OF ALL SECURITIES ENTITLED TO VOTE ON THE PROPOSAL MUST CAST A VOTE ON THE PROPOSAL, AND (ii) A MAJORITY OF THE VOTES CAST MUST VOTE “FOR” THE PROPOSAL. ABSTENTIONS AND BROKER NONVOTES ARE NOT COUNTED AS VOTES CAST EITHER FOR OR AGAINST THE PROPOSAL.

For the reasons stated herein, the Board of Directors recommends that the stockholders vote “FOR” the proposal to approve the 2004 Plan.

VOTING OF THE PROXY

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED IN THE PROXIES. IF NO DIRECTION IS SPECIFIED, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE APPROVAL OF THE 2004 PLAN.

GENERAL

The cost of soliciting Proxies will be borne by us, and upon request, we will reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of our securities. Our directors, officers and employees may, but without compensation other than regular compensation, solicit Proxies by telephone, telegraph, or personal interview.

Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Any such request should be directed to H. Eddy Dupuis, Offshore Logistics, Inc., Post Office Box 5-C, Lafayette, Louisiana 70505. Requests from beneficial owners of our shares must set forth a good faith representation that as of July 12, 2004, the requester was a beneficial owner of shares entitled to vote at the Annual Meeting.

By Order of the Board of Directors

H. Eddy Dupuis
Secretary

July 13, 2004

APPENDIX A

Offshore Logistics, Inc.

Standards for Independent Directors

A director shall qualify as independent if the Board of Directors, based on all relevant facts and circumstances and the standards adopted by the Board of Directors, affirmatively determines that the director has no material relationship with Offshore Logistics, Inc. (“Offshore Logistics”) either directly or as a partner, stockholder or officer of an organization that has a relationship with Offshore Logistics.

The Board of Directors adopts the following categorical standards to assist it in making its determination of independence.

(1) A director may be found to be independent even if the director owns a significant amount of Offshore Logistics stock.

(2) A director who is an employee, or whose immediate family member is an executive officer, of Offshore Logistics shall not be considered to be independent until three years after the end of such employment.

(3) A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from Offshore Logistics, other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued service, shall not be considered independent until three years after he or she ceases to receive more than $100,000 per fiscal year in such compensation.

(a) Compensation received by a director for former service as an interim Chairman or Chief Executive Officer is not to be considered in determining independence under this test.

(b) Compensation received by an immediate family member of a director for service as a non-executive employee of Offshore Logistics is not to be considered in determining independence under this test.

(c) Payments to directors as reimbursement of travel expenses related to Offshore Logistics business and dividends received on Offshore Logistics stock shall not be considered compensation to the director.

(4) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a current or former internal or external auditor of Offshore Logistics shall not be considered independent until three years after the end of the affiliation or the employment or auditing relationship.

(5) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the present executive officers of Offshore Logistics serves on that other company’s compensation committee shall not be considered independent until three years after the end of such service or the employment relationship.

(6) A director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Offshore Logistics of property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, shall not be considered independent until three fiscal years after falling below such threshold.

(a) In applying the above standard, both the payments and the consolidated revenues measured shall be those reported in the last completed fiscal year.

A-1

(b) In applying the above standard, only the financial relationship between Offshore Logistics and the current employer of the director or the immediate family member will be considered; no former employer of either the director or the immediate family member will be considered.

(c) In applying the above standard, a charitable organization shall not be considered a “company”.

(7) A director may be found independent if charitable contributions are made by Offshore Logistics to any organization in which such director serves as an executive officer if, within the preceding three fiscal years, contributions in any single fiscal year did not exceed the greater of $1 million or 2% of such other organization’s consolidated gross income.

For purposes of the above standards, the following definitions shall apply:

•	An “immediate family member” includes the person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone, other than domestic employees, who share such person’s home but does not include individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

•	A “company” includes any parent or subsidiary in a consolidated group with the company.

•	“Offshore Logistics” includes Offshore Logistics, Inc. and any direct or indirect subsidiary.

A-2

APPENDIX B

Offshore Logistics, Inc.

2004 STOCK INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to shareholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or other stock-based award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) indictment or formal charge of the Participant for, or plea of guilty or nolo contendere to, a felony, or a misdemeanor involving moral turpitude; provided that any indictment or formal charge of a Participant outside the United States shall not de deemed “Cause” unless and until such foreign indictment or formal charge results in the Participant’s conviction for such offense, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) willful and deliberate failure on the part of the Participant to perform such Participant’s employment duties in any material respect, or (D) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 3(b), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by a court of competent jurisdiction.

(g) “Change in Control” has the meaning set forth in Section 9(b).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2(a).

(k) “Common Stock” means common stock, par value $.01 per share, of the Company.

(l) “Company” means Offshore Logistics, Inc., a Delaware corporation.

(m) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the average of the highest and lowest per-share sales prices for a Share during normal business hours on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(r) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(s) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(t) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(u) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(v) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(w) “Option” means an Award granted under Section 5.

(x) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(y) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, or other stock-based awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, unit volume, stock price, market share, sales, asset quality, earnings per share, return on equity, return on assets, return on operating assets, cost saving levels, operating income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or shareholder return, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

(z) “Plan” means this Offshore Logistics, Inc. 2004 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(aa) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 10.

(bb) “Restricted Stock” means an Award granted under Section 6.

(cc) “Restricted Stock Units” means an Award granted under Section 7.

(dd) “Retirement” means a Termination of Employment with the Company, a Subsidiary or an Affiliate at or after age 65 (or any other Termination of Employment that the Committee deems a Retirement for purposes of the Plan); provided, however, that under no circumstances shall a Termination of Employment by the Company for Cause be considered a Retirement for purposes of this Plan.

(ee) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ff) “Share” means a share of Common Stock.

(gg) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(hh) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(ii) “Tandem SAR” has the meaning set forth in Section 5(b).

(jj) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(kk) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

SECTION 2. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 10, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 11, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(ix) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 10, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 10(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 hereof.

(e) Restricted Stock and Restricted Stock Units Vesting Schedule Limitation. The Committee shall ensure that the Restricted Period applicable to shares of Restricted Stock and Restricted Stock Units shall be at least three years following the date of grant; provided, however, that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an award of Restricted Stock or an award of Restricted Stock Units or an award of both may vest in part prior to the expiration of any Restriction Period.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 1,000,000. The maximum number of Shares that may be delivered pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be Treasury Shares. No more than 700,000 Shares may be issued during the term of the Plan pursuant to Awards other than Options and Stock Appreciation Rights.

(b) Individual Limits. No Participant may be granted Options and Free-Standing SARs covering in excess of 250,000 Shares, or Restricted Stock and Restricted Stock Units covering in excess of 100,000 Shares, in either case in any fiscal year of the Company.

(c) Rules for Calculating Shares Delivered.

(i) To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a); provided, however, that Shares withheld to satisfy tax withholding obligations shall be deemed delivered for purposes of the limitation set forth in the second sentence of Section 3(a).

(d) Adjustment Provision. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an

Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option or, in the case of a related Nonqualified Option, at any time after the Grant Date thereof while the related Nonqualified Option remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and, with respect to Incentive Stock Options, shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted and provided, further, that such already owned Shares must have been either held by the Participant for at least six months at the time of exercise or purchased on the open market.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Reload Options. If determined by the Committee at (or, with respect to a Nonqualified Option, after) the Grant Date of an Option, in the event a Participant who has not incurred a Termination of Employment pays the exercise price of such Option (in whole or in part) by delivering (or attesting to ownership of) Shares previously owned by such Participant, such Participant shall automatically be granted a reload Option (a “Reload Option”) for the number of Shares used to pay the exercise price. Unless otherwise determined by the Committee, the Reload Option shall be subject to the same terms and conditions as such Option, except that (i) the Reload Option shall in all events be a Nonqualified Option, have an exercise price equal to the Fair Market Value of the Common Stock on the date the Reload Option is granted, expire the same date as the expiration date of the Option so exercised, and vest and become exercisable six months following the Grant Date of such Reload Option, and (ii) the exercise of the Reload Option shall not entitle the Participant to the grant of another Reload Option. Without limiting the generality of the foregoing, the Shares subject to Reload Options shall be subject to, and shall be taken into account in applying, the Share limitations set forth in Section 3(a), and the provisions of Section 3(c) shall apply to shares delivered or withheld to satisfy the exercise price of, or tax withholding obligations associated with the exercise of, a Reload Option. Notwithstanding anything else contained in this Section 5(h) or in an Award Agreement, no Reload Options may be granted to the extent that such grant would result in a violation of the limit set forth in Section 3(b).

(i) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l) below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 13(a), and (iii) in the case of an Option, has paid in full for such Shares.

(j) Terminations of Employment. Subject to Section 9(c), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the second anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the second anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 5(j), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(j)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(k) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(k), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(l) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(g), a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to such Participant with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Restricted Stock

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Offshore Logistics, Inc. 2004 Stock Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Offshore Logistics, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an

Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 10(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 13(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 10(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Restricted Stock Units

(a) Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 10(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 13(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 10(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

SECTION 8. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. Change in Control Provisions

(a) Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement; and

(iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes, provided that the Committee’s determination to do so is made prior to a Change in Control and not at the request of a third party attempting to effect that or any other Change in Control.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors

(the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9(b)(i), the following acquisitions shall not constitute a Change in Control; (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with Sections 9(b)(iii)(A), 9(b)(iii)(B) and 9(b)(iii)(C); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment of a Participant, other than for Cause, during the 24-month period following a Change in Control, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 9(c) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option.

SECTION 10. Qualified Performance-Based Awards; Section 16(b)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 9 shall apply notwithstanding this Section 10(b).

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 11. Term, Amendment and Termination

(a) Effectiveness. The Plan shall be effective as of the date (the “Effective Date”) it is adopted by the Board, subject to the approval by at least a majority of the outstanding Shares of the Company.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified

Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 12. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 13. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(k) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			FOR	AGAINST	ABSTAIN
1) Election of the following nominees as Directors:		2) Approval of the Offshore Logistics, Inc. 2004 Stock Incentive Plan	☐	☐	☐

FOR all nominees ☐	WITHHOLD for all nominees ☐

Withhold for the following only: (Write the name(s) of the nominee(s) below)

01 Peter N. Buckley, 02 Stephen J. Cannon, 03 Jonathan H. Cartwright, 04 William E. Chiles 05 David M. Johnson, 06 Kenneth M. Jones, 07 Pierre H. Jungels, CBE, 08 Thomas C. Knudson 09 Ken C. Tamblyn, and 10 Robert W. Waldrup.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Dated: , 2004

Signature

Signature

Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, etc., you should indicate same when signing. If the signer is a corporation or partnership, please sign the full corporate name or partnership name by duly authorized officer or person. If the shares are held jointly, each joint stockholder named should sign.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/olog		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PROXY

OFFSHORE LOGISTICS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Offshore Logistics, Inc., a Delaware corporation, hereby appoints William E. Chiles and H. Eddy Dupuis, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated on the reverse side, with respect to the number of shares of the Common Stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, Houston, Texas, on Thursday, September 9, 2004, at 10:00 a.m., and at any adjournments thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Board of Directors of the Company recommends that you vote FOR each of the nominees listed on the reverse side for election as Directors of the Company, and FOR approval of the Offshore Logistics, Inc. 2004 Stock Incentive Plan.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

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